UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015

SVB Financial Group
(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 9, 2015, SVB Financial Group (the “Company”) announced that Bruce Wallace, Chief Operations Officer and principal operating officer, will become the Company’s Chief Digital Officer, effective as of November 11, 2015.  In his new role, Mr. Wallace will focus on expanding the Company’s digital banking capabilities, as well as continuing to oversee its payments, credit card, and global treasury management businesses.  Greg Becker, the Company’s President and Chief Executive Officer, will assume the role of the principal operating officer, in addition to his current role as the principal executive officer.

The Company also announced the hiring of Michael Dreyer, who will become the Company’s Chief Operations Officer, effective as of November 11, 2015. Mr. Dreyer will oversee the Company’s core operations, enterprise project management, client service and information technology functions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2015	SVB FINANCIAL GROUP

	By:	/s/ Greg Becker
	Name:	Greg Becker
	Title:	President and Chief Executive Officer